                                                                    EXHIBIT 23.1



                          [MOORES ROWLAND LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS



In connection with the resale of 8,300,000 shares of common stock of LJ International Inc., we consent to the inclusion in the Amendment No. 2 to Form F-1 registration statement of our report dated August 21, 2002, on our audits of the consolidated financial statements of LJ International Inc. as of April 30, 2001 and 2002 and for each of the three years in the period ended April 30, 2002. We also consent to the reference to our firm under the caption "Experts".



/s/ MOORES ROWLAND

MOORES ROWLAND
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: November 22, 2002